UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2013

NOBLE ROMAN’S, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0-11104	35-1281154
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Virginia Avenue, Suite 300
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

(317) 634-3377
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

           On October 31, 2013, Noble Roman’s, Inc. (the “Company”) announced it intends to repurchase all outstanding shares of its Series B Preferred Stock (the “Series B Shares”) pursuant to a call provision contained in the terms of the Series B Shares. In accordance with the call provision, the Company may repurchase the Series B Shares at a price of $40 per share, or an aggregate of $825,000 for the 20,625 Series B Shares currently outstanding. The holders of the Series B Shares have been receiving a 12%  dividend. Each Series B Share is convertible into the Company’s common stock at a conversion price of $2.25 per share. The outstanding Series B Shares are convertible into a total of 366,666 shares of common stock. The repurchase of the Series B Shares will therefore eliminate future dilution to the common shareholders by the amount of the shares of common stock that would have been issued upon conversion.

To finance the repurchase of the Series B Shares, the  Company amended its existing term loan (the “Credit Agreement Amendment”) with BMO Harris Bank, N.A. (the “Bank”). The Credit Agreement Amendment extends the term of the Company’s existing $3.2 million loan to provide for repayment over 40 months in equal monthly payments of principal plus interest at the then current rate of LIBOR plus 4% per annum (currently 4.17%). The principal amount of the loan was increased by $825,000 for the purpose of repurchasing the Series B Shares. The additional principal amount is payable over 40 months in equal monthly payments of principal plus  interest at a variable rate equal to the then current rate of LIBOR plus 6.08% per annum (currently 6.25%). The Credit Agreement Amendment reduces the Company’s monthly debt payments. In addition, the Bank agreed to terminate a provision in the loan requiring the Company to make additional principal payments based on excess cash flow.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

           The information set forth in Item 1.01 is incorporated by reference herein.

Item 7.01   Regulation FD Disclosure.

On October 31, 2013, the Company issued a press release announcing the repurchase of the Series B Shares and its entry into the Credit Agreement Amendment described in Item 1.01 above. The Company also announced further expansion of its “stand-alone take-n-bake” franchise concept.  A copy of the press release is attached hereto as Exhibit 99.1.

The Company is furnishing the information in this Item 7.01 and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

           (d)           The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	News Bulletin Issued October 31, 2013

The Company will post this Form 8-K on its Internet website at www.nobleromans.com.  References to the Company’s website address are included in this Form 8-K only as inactive textual references and the Company does not intend them to be active links to its website.  Information contained on the Company’s website does not constitute part of this Form 8-K.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE ROMAN’S, INC.

Dated: November 1, 2013	By:	/s/ Paul W. Mobley
Paul W. Mobley
Chief Executive Officer and
Chief Financial Officer

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